UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2013

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 27, 2014, IntriCon Corporation (“IntriCon” or the “Company”) completed the sale of the security business and certain microphone and receiver businesses of IntriCon Tibbetts Corporation, IntriCon’s wholly owned subsidiary based in Camden, Maine, to Sierra Peaks Corporation, pursuant to an Asset Purchase Agreement entered into on January 27, 2014 between Sierra Peaks Corporation, as the buyer, IntriCon Tibbetts Corporation, as the seller.

Pursuant to the Asset Purchase Agreement, Sierra Peaks Corporation paid $500,000 cash at closing for the assets and assumed certain operating liabilities of the businesses, subject to a working capital adjustment. In addition, the Asset Purchase Agreement provides for earn-out payments of up to a maximum total of $375,000 if certain revenue targets are met.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated into this report by reference.

The press release announcing the completion of the transaction is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

          As previously reported, on June 13, 2013, the Company announced a global strategic restructuring plan designed to accelerate the Company’s future growth by focusing resources on the highest potential growth areas and reduce costs by approximately $3.0 million annually. The plan was approved by the Company’s Board of Directors on June 12, 2013. In connection with its decision to reduce its cost structure and divest the security and certain microphone and receivers businesses, the Company evaluated the resulting asset impairment and, as previously reported, during the second quarter ended June 30, 2013 recorded non-cash impairment charges of $983,000 to the Company’s results from discontinued operations.

          Throughout the remainder of 2013 the Company continued to evaluate the remaining assets for further impairment indicators and, with the continued decline in U.S. Government revenues due to the government sequestration and government shut-down, the Company concluded that an additional non-cash impairment charge of approximately $717,000 was required for accounts receivable, inventory, fixed assets, and other assets. These expected charges will be recorded in the Company’s results from discontinued operations for the year ended December 31, 2013. None of these charges are expected to result in future cash expenditures.

          Forward-Looking Statements

          Statements made in this Current Report on Form 8-K/A that are not historical facts, or that include forward-looking terminology, such as “estimated,” “expected” and “anticipated,” are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond the Company’s control, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2012. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated condensed balance sheet of the Company as of September 30, 2013 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The unaudited consolidated statements of operations of the Company for the three and nine months ended September, 2013 and 2012, which include discontinued operations adjustments, are included in the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013, filed with the SEC on November 14, 2013, and are incorporated herein by reference.

The unaudited pro forma consolidated condensed statement of operations of the Company for the year ended December 31, 2012 are incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
2.1

Asset Purchase Agreement dated as of January 27, 2014 between Sierra Peaks Corporation and IntriCon Tibbetts Corporation (filed herewith). Schedules and exhibits to the Asset Purchase Agreement will be supplied to the SEC upon request.

99.1	Unaudited pro forma consolidated condensed balance sheet of the Company as of September 30, 2013 (filed herewith).

The unaudited consolidated statements of operations of the Company for the three and nine months ended September, 2013 and 2012, which include discontinued operations adjustments, are included in the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013, filed with the SEC on November 14, 2013, and are incorporated herein by reference.

The unaudited pro forma consolidated condensed statement of operations of the Company for the year ended December 31, 2012 (filed herewith).

99.2	Press Release dated January 28, 2014.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

	By:	/s/ Scott Longval
	Name:	Scott Longval
	Title:	Chief Financial Officer

Date: January 31, 2014

Exhibit Index

Exhibit No.	Description
2.1

Asset Purchase Agreement dated as of January 27, 2014 between Sierra Peaks Corporation and IntriCon Tibbetts Corporation (filed herewith). Schedules and exhibits to the Asset Purchase Agreement will be supplied to the SEC upon request.

99.1	Unaudited pro forma consolidated condensed balance sheet of the Company as of September 30, 2013 (filed herewith).

The unaudited consolidated statements of operations of the Company for the three and nine months ended September, 2013 and 2012, which include discontinued operations adjustments, are included in the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013, filed with the SEC on November 14, 2013, and are incorporated herein by reference.

The unaudited pro forma consolidated condensed statement of operations of the Company for the year ended December 31, 2012 (filed herewith).

99.2	Press Release dated January 28, 2014.